ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of April 15, 2011 by and between Green Ballast, Inc., a Delaware corporation (the “Company”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Seller”).  The Company and the Seller are referred to collectively herein as the “Parties”.

WHEREAS, the Seller owns a promissory note issued by Axis Technologies Group, Inc., a Delaware corporation (“Axis”), which was secured by substantially all the assets of Axis and its subsidiary, Axis Technologies, Inc., a Delaware corporation (“Axis Subsidiary”);

WHEREAS, following Axis’s default on such promissory note, the Seller foreclosed on all such assets other than inventory and accounts (“Foreclosed Assets”) by issuing a notice of disposition and conducting a public sale of the Foreclosed Assets on December 9, 2010, at which sale Gemini Strategies, LLC, a Delaware limited liability company, as agent for the Seller, was the highest bidder and obtained all rights, title and interest in and to the Foreclosed Assets; and

WHEREAS, the Company wishes to purchase from the Seller, and the Seller wishes to sell to the Company, all of the Foreclosed Assets, including the assets described on Exhibit A attached hereto but excluding the shares of common stock of the Axis Subsidiary (“Acquired Assets”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Company hereby agree as follows:

1.           Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Assignment” means the assignment and/or bill of sale, dated as of the Closing Date, by the Seller in favor of the Company, in form and substance reasonably acceptable to the Seller, pursuant to which the Seller acknowledges and evidences the transfer of the Acquired Assets to the Company hereunder.

“Board” shall mean the Board of Directors of the Company.

“Closing” means the closing of the purchase and sale of the Acquired Assets pursuant to Section 2 below.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Seller’s obligation to transfer the Acquired Assets to the Company and (ii) the Company’s obligations to deliver the cash and Securities deliverable at Closing, have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means (a) any issuance of Common Stock pursuant to any Initial Private Placements, and (b) any issuance of any award of Common Stock or Common Stock Equivalents to employees, consultants or directors of the Company pursuant to the 2011 Restricted Stock Plan of the Company or any other stock purchase or stock option plan duly approved by the Board of Directors and stockholders of the Company, including the issuance of Common Stock upon exercise of any options granted thereunder.

“GBL” means Green Ballast LLC, a Tennessee limited liability company.

“GBL Note” means that certain senior secured promissory note issued by the Company to GBL on or about the date hereof in the original principal amount of $1,800,000.

“GBL-GMF Securities” means the Gemini Note, the GBL Note and the Series A Stock.

“Gemini Note” shall have the meaning set forth in Section 2(a) below.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), and (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), other than (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) any purchase order, inventory or accounts receivable financing so long as such financing is in the ordinary course of business and any security interest in connection therewith is solely on the purchase order, inventory or accounts receivable being so financed.

“Initial Private Placements” means the issuance of Common Stock in one or more private placement capital raising transactions occurring prior to the date which is nine (9) months following the Closing Date, provided that (a) such Common Stock is not directly or indirectly effectively issued at price per share less than $0.20 (which figure shall be appropriately and equitably adjusted for any stock splits, stock dividends and similar events) and (b) the aggregate gross proceeds from all such transactions does not exceed $2 million.

“IP Assignment” means the assignment, dated as of the Closing Date, by the Seller in favor of the Company, in form and substance reasonably acceptable to the Seller, pursuant to which the Seller shall transfer the patents and trademarks listed on Exhibit A hereto.

“IP Security Agreement” means the Intellectual Property Security Agreement, dated as of the Closing Date, by the Company in favor of the Seller and GBL, in the form of Exhibit E attached hereto, securing the obligations of the Company under the Notes.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“MFN Transaction” means a transaction in which the Company issues or sells any securities to an investor in one or a series of related capital raising transactions which grants to such investor the right to receive additional securities or better terms based in some manner upon future sales or issuances of Common Stock or Common Stock Equivalents on terms more favorable than those granted to such investor in such capital raising transaction(s).

“Notes” means collectively the Gemini Note and GBL Note.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion or exercise in full of the Gemini Note and all Warrants (ignoring any conversion, exercise or issuance limits set forth therein).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor Rule thereto or as may be amended.

“Securities” means the Gemini Note and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, by the Company in favor of the Seller and GBL, in the form of Exhibit D attached hereto, securing the obligations of the Company under the Notes.

“Security Documents” means any and all means any and all security agreements, pledge agreements, hypothecation agreements, collateral assignments, mortgages, deeds of trust, control agreements and similar such agreements, executed and delivered by the Company, any of its Subsidiaries and/or any third party in favor of the Seller and/or GBL pursuant to the Transaction Documents which secures the Company’s obligations under the Transaction Documents and/or any of the Securities, and other documents executed, delivered and/or filed by the Company, any of its Subsidiaries, any third party and/or the Seller as permitted or required under any of the foregoing, including without limitation the Security Agreement and the IP Security Agreement.

“Subsidiary” means any entity with respect to which the Company (or any Subsidiary of the Company) owns a majority of the common stock or equity thereof or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers thereof.

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTC QX or the OTC QB.

“Transaction Documents” means this Agreement, the Gemini Note, the Warrants, the Security Documents, the Assignment and the IP Assignment and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of, in payment of interest on, or otherwise pursuant to, the Gemini Note and upon exercise of the Warrants.

“Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

“Warrants” shall have the meaning set forth in Section 2(a) below.

2.           Purchase and Sale of Assets.

(a)          Closing Date; Purchase Price.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to purchase, and the Seller agrees to sell, the Acquired Assets in consideration for the issuance and delivery on the Closing Date of the following cash and securities to the Buyer: (i) $400,000 cash in immediately available funds, (ii) an 8% Senior Secured Convertible Note (“Gemini Note”), in the form of Exhibit B attached hereto, due two (2) years from the date of issuance, issued by the Company to the Seller in the original principal amount of $1,800,000, and (iii) 7-year warrants (“Warrants”), in the form of Exhibit C attached hereto, to purchase (A) 1,500,000 shares of Common Stock at an exercise price of $0.30, (B) 1,500,000 shares of Common Stock at an exercise price of $0.40, and (C) 2,000,000 shares of Common Stock at an exercise price of $0.60.  The Seller assumes no obligation to gather or deliver physical possession of any particular assets from Axis.  The Company and the Seller shall each deliver the items set forth in Section 2(b) below deliverable at the Closing.  Upon satisfaction of the conditions set forth in Section 2(c) below, the Closing shall occur at the offices of the Seller’s counsel or such other location as the parties shall mutually agree.

(b)          Deliveries.

(i)           On the Closing Date, the Company shall deliver or cause to be delivered to the Seller the following:

(1)	$400,000 cash by wire transfer of immediately available funds to the Seller’s bank account as designated by the Seller;

(2)	the Gemini Note, duly executed and delivered by the Company;

(3)	the Warrants, duly executed and delivered by the Company;

(4)	the Security Documents, including without limitation the Security Agreement and the IP Security Agreement, each duly executed and delivered by the Company, and a UCC-1 Financing Statement; and

(5)	copies of resolutions adopted by the Company’s Board of Directors authorizing all of the transactions contemplated hereby, in form and substance reasonably satisfactory to the Seller.

(ii)          On the Closing Date, the Seller shall deliver or cause to be delivered to the Company the following:

(1)	the Assignment and IP Assignment, each duly executed and delivered by the Seller; and

(2)	the Security Documents to which the Seller is a party and required by law to be signed by such Party in order to be binding.

(c)          Closing Conditions.

(i)           The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(1)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(2)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(3)	the delivery by the Company of the items set forth in Section 2(b)(i) of this Agreement.

(ii)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(1)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Seller contained herein;

(2)	all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed; and

(3)	the delivery by the Seller of the items set forth in Section 2(b)(ii) of this Agreement.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Seller that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3):

(a)          Subsidiaries.  The Company does not have any Subsidiaries.

(b)          Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on Acquired Assets or the business to be conducted in connection therewith after the Closing Date, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has furnished to the Seller true and correct copies of the Company's Certificate of Incorporation and By-Laws, as each is currently in effect.

(c)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected (other than Liens in favor of the Seller), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (other than (i) filings required pursuant to Section 5(a), and (ii) filings required under the terms of the Security Documents).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)          Capitalization.  The authorized capital stock of the Company consists of 245,000,000 shares of common stock, $0.0001 par value per share, of which 92,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $1.00 par value per share, of which 3,000,000 shares have been designated as Series A 8% Redeemable Preferred Stock (“Series A Stock”), all of which such Series A Stock are outstanding and held by GBL.  All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable.  No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights.  There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company.  All taxes required to be paid by Company in connection with the issuance and any transfers of the Company’s capital stock have been paid.  The Company does not have any outstanding Indebtedness other than the GBL Note.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities (including any Underlying Shares) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Seller).  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)          Operations.   The Company was duly organized on April 13, 2011 in the State of Delaware with the initial primary purpose of engaging in the energy efficient lighting business, and it has not yet engaged in any operations other than organizational activities.  The Company has cash in the amount of $2,532,000 (prior to the payment of $400,000 in cash to the Seller hereunder, which may be paid directly from GBL on the Company’s behalf) and inventory with a value of at least $468,000, each received from GBL or its managing member in consideration for the issuance to GBL of (i) the GBL Note, (ii) 1,200,000 shares of Series A Stock of the Company, and (iii) 32,500,000 million shares of Common Stock.  Prior to the Closing the Company does not have (A) any assets other than cash or (B) any liabilities or obligations other than the GBL Note, the Series A Stock and amounts due for services rendered to (1) service providers engaged in connection with the Company’s organization and this Agreement and the transactions contemplated hereby and (2) employees, management and independent contractors rendering services to the Company.  The Company has furnished to the Seller true, correct and current copies of (x) all agreements and written arrangements it has entered into and (y) the Company’s minute book with all resolutions of shareholders and directors.

(i)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, before or by any court, arbitrator, governmental or administrative agency or regulatory authority.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(j)           Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(k)          Acknowledgment Regarding Seller’s Acquisition of Securities and Sale of Assets.  The Company acknowledges and agrees that the Seller is acting solely in the capacity of an arm’s length purchaser of securities and seller of assets with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Seller is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Seller or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Seller’s acquisition of the Securities and sale of the Acquired Assets.  The Company further represents to the Seller that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives without any reliance on the Seller (except for the Seller’s representations contained herein).  The Company (i) is a sophisticated purchaser with knowledge and experience in business and financial matters, (ii) has knowledge of and has received sufficient information concerning the Acquired Assets and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring the Acquired Assets, and (iii) is able to bear the economic risk and indeterminate value of the Acquired Assets, it being understood that the Seller does not in any way guarantee or warranty the value, scope or validity of any of the Acquired Assets, except to the extent specifically set forth herein.

4.           Representations and Warranties of the Seller.  The Seller represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4):

(a)          Organization; Authority.  The Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by the Seller of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Seller.  Each Transaction Document to which it is a party has been duly executed by the Seller, and when delivered by the Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.  The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above, except for applicable filings with the United States Patent and Trademark Office).

(c)          Own Account.  The Seller understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Seller’s right to sell the Securities pursuant to any registration statement filed under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

(d)          Seller Status.  The Seller is an “accredited investor”, as defined in Rule 501(a) under the Securities Act.

(e)          Experience of the Seller.  The Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment, and has received sufficient information regarding the Company and the Securities, and has had the opportunity to obtain additional information concerning the Company and its Securities as desired.  The Seller is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)           Title to Assets.  The Seller is the sole legal and beneficial owner of the Acquired Assets and is transferring good title to the Acquired Assets in all material respects, free and clear of all Liens, except for (a) any contracts or leases which by their terms restrict or limit the transfer thereof, (b) cash, (c) real property (and other assets not covered by UCC Article 9) or (d) other Foreclosed Assets which contain restrictions, limitations or Liens thereon, provided that (i) the Seller is not aware of any such restrictions, limitations or Liens, (ii) the Seller is the sole record, legal and beneficial owner of all the intellectual property described in Exhibit A hereto, and (iii) to the Seller’s knowledge any such restrictions or imperfections do not materially affect the value of the Acquired Assets taken as a whole.  The Seller has not received a notice (written or otherwise) that any of the patents or trademarks included in the Acquired Assets violates or infringes upon the rights of any Person.

(g)          Disclaimer of other Representations and Warranties.  Except as expressly set forth in this Section 4, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  The Company hereby acknowledges and agrees that, except to the extent otherwise specifically set forth in this Section 4, the Company is purchasing the Acquired Assets on an “as-is, where-is” basis.  Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than the Acquired Assets, and none shall be implied at law or in equity.

5.           Covenants

(a)          Public Company.  On or prior to September 1, 2011, the Company shall file with the Commission either (i) a Form 10 to register the Common Stock under the Exchange Act or (ii) an S-1 to register for resale all Underlying Shares (which may include other shares of Common Stock, including without limitation a primary sale of Common Stock by the Company) under the Securities Act.  At all times after October 1, 2011 until such time as the Seller no longer holds the Gemini Note, the Company shall (i) cause itself to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed thereunder, and (ii) cause all shares of its Common Stock (including the Underlying Shares) to be listed, traded or quoted on a Trading Market. The Company shall take all actions, including preparing and filing any required documents, reasonably necessary to effect the listing or quotation of the Common Stock on a Trading Market on or prior to such date.  Without limiting the foregoing, so long as the Gemini Note is outstanding, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Seller and make publicly available in accordance with Rule 144(c) such information as is required for the Seller to sell the Securities and Underlying Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities or Underlying Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Securities or Underlying Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b)          SEC/FINRA Compliance.  The Company shall use its reasonable efforts not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) in any manner that would be cause the Company to be in violation of the Securities Act or the rules or regulations of any Trading Market.

(c)          Publicity.  So long as any of the Note are outstanding, the Company shall consult with the Seller and GBL in issuing any press releases concerning the Company.

(d)          Reservation and Listing of Underlying Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.  So long as any Securities are outstanding, the Company shall cause the Underlying Shares to be listed or quoted on each Trading Market on which the Common Stock is listed or quoted.

(e)          Subsequent Equity/Debt Sales; Transfers.  So long as the Seller holds at least $100,000 in principal amount of the Gemini Note, neither the Company nor any of its Subsidiaries shall (i) issue shares of Common Stock or Common Stock Equivalents or evidences of Indebtedness, or (ii) effect any internal transfers of assets or liabilities, in each case without the prior written consent of the Seller, which consent shall not be unreasonably withheld, except for Exempt Issuances.

(f)           Security.  The Company’s obligations under the Notes shall be secured by all the assets of the Company and its Subsidiaries as set forth in the Security Documents.  As of the Closing, the Seller (together with GBL) shall be granted a security interest in all the assets of the Company and its Subsidiaries, including without limitation all of its intellectual property rights, to be memorialized in the Security Documents.  The Company shall execute such other agreements, documents and financing statements reasonably requested by the Seller or GBL, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.  The Company shall also execute all such documents reasonably necessary in the opinion of the Seller or GBL to memorialize and further protect the security interests described herein.  The Seller and GBL may appoint a collateral agent to represent them collectively in connection with the security interests being granted to the Seller and GBL.

(g)          Guarantors.   The Company shall cause each of its Subsidiaries formed or acquired on or after the date hereof to execute and deliver to the Seller and GBL a guarantee and a Security Agreement in form and substance reasonably acceptable to the Seller and GBL.

(h)          Insurance.  So long as any Notes remain outstanding, the Company and its Subsidiaries shall maintain in full force and effect insurance reasonably believed by the Company to be adequate coverage (a) on all assets and activities, covering property loss or damage and loss of income by fire or other hazards or casualty, and (b) against all liabilities, claims and risks for which it is customary for companies similarly situated to the Company to insure, including without limitation applicable product liability insurance, required workmen’s compensation insurance, and other insurance covering injury or damage to persons or property, but excluding directors and officers insurance coverage.  Upon the Seller’s request the Company shall promptly furnish or cause to be furnished evidence of such insurance to the Seller same, in form and substance reasonably satisfactory to the Seller.

(i)           Equal Treatment. Neither the Company nor any of its affiliates shall, directly or indirectly (a) offer or pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment or reduced conversion, exercise or exchange price for redemption, conversion, exercise or exchange of the GBL-GMF Securities, or otherwise, to the Seller or GBL, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to or of any terms or provisions of any GBL-GMF Securities, unless such consideration is offered and paid to GBL and the Seller pro rata, (b) prepay or redeem, in whole or in part, any GBL-GMF Securities unless such offer of prepayment or redemption is made pro rata to all holders of GBL-GMF Securities on identical terms, or (c) make any payment of principal, interest or dividends on the Gemini Note, GBL Note or Series A Stock in amounts which are disproportionate to the respective principal or liquidation values outstanding on such GBL-GMF Securities at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to holder of GBL-GMF Securities by the Company and negotiated separately by each such holder, is intended for the Company to treat such holders as a class, and shall not in any way be construed as to cause such holders to be acting in concert or as a group with respect to the purchase, disposition or voting of the GBL-GMF Securities or otherwise.  The Company shall not amend or modify the GBL Note or the terms of the Series A Stock, including without limitation the automatic principal reduction under the GBL Note and the redemption obligation under the Series A Stock, without the prior written consent of the Seller.  The Seller shall be a third party beneficiary to the GBL Note and the Series A Stock for purposes of enforcing the provisions of this paragraph.

(j)           Board; Significant Matters.

(i)           Board.  So long as the Seller holds at least $100,000 in principal amount of the Gemini Note, the Seller shall be entitled to (A) appoint one (1) member to the Board, and (B) designate up to two  (2) individuals (each an “Observer”) to attend and observe any and all meetings and telephone conferences of the Board and obtain any and all documents delivered prior to, during or after any such meeting or conference in connection with such meeting or conference, provided that the Company may reject any such Observer to which the Company reasonably objects (provided that Steven Winters and Peter Weisman are hereby acceptable to the Company), and provided further that, after the Common Stock is listed or quoted on a Trading Market, the Company shall use reasonable efforts to notify such Observers prior to disclosing any material non-public information concerning the Company to them to afford them the opportunity to refuse receiving any such information.  In connection with clause (A) above, the Company shall nominate such appointee to the Board of Directors in any and all proxy solicitations and recommend to the Company’s stockholders that such appointee be elected to the Board, which recommendation shall be contained in any such proxy statement or other information circular.  GBL agrees that it shall vote its shares of Common Stock in favor of the election of the Seller’s appointee to the Board.

(ii)          Significant Matters.  So long as the Seller holds at least $100,000 in principal amount of the Gemini Note, without the prior written consent of the Seller, the Company shall not:

(1)	Adopt any employee, officer or director equity incentive compensation plan;

(2)	Materially alter the business of the Company or materially deviate from the contemplated business of the Company;

(3)	Affect any expenditure or capital acquisition which in one or a series of transactions exceeds $200,000;

(4)	Amend or modify the Company’s Certificate of Incorporation or By-Laws, including without limitation the adoption or filing of any certificate of designation;

(5)	Sell or license all or substantially all of the Company’s assets;

(6)	Merge with or into any other entity; or

(7)	Permit any Change of Control Transaction (as defined in the Notes) to occur.

(iii)         Equity Redemptions/Distributions.  So long as the Gemini Note is outstanding, without the prior written consent of the Seller, the Company shall not:

(1)	Redeem or repurchase any capital stock or Common Stock Equivalents of the Company, including without limitation the Series A Stock; or

(2)
Declare, make or pay any dividends or distributions on any capital stock of the Company, except for dividends payable on the Series A Stock in accordance with the terms of the Company’s Certificate of Incorporation in effect on the date hereof.

(k)          Resale Registration Statement.  In the event the Company determines to file an S-1 registration statement to register for resale some or all of the Underlying Shares under the Securities Act, the Seller, and each of its permitted assignees, shall (i) furnish to the Company such information regarding itself, the Underlying Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the resale of such Underlying Shares and (ii) take such other action as may be reasonably requested by the Company to cause such registration statement to be declared effective by the Commission, provided that in lieu thereof the Seller may forego registration of some or all of its Underlying Shares in its sole discretion.

6.           Miscellaneous.

(a)          Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

(b)          Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

(c)          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(d)          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 11:59 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email on a day that is not a Trading Day or later than 11:59 p.m. (New York City time) on any Trading Day, (c) the third Trading Day following the date of mailing, if sent by regular mail, or (d) the Trading Day following the date on which such notice or communication is deposited with a nationally recognized overnight courier service.  The addresses for such notices and communications shall be as set forth below:

If to the Company:

2620 Thousand Oaks Blvd.
Suite 4000
Memphis, Tennessee 38118
Attn: President
Email: kevin.adams@cbre.com
Fax: 901-260-1803

If to the Seller:

c/o Gemini Strategies, LLC
135 Liverpool Drive, Suite C
Cardiff, CA 92007
Attn: Steven Winters
steve@geministrategies.com
Fax: (760) 697-1119

Either Party can change its address for notices at any time by three days prior written notice to the other Party.

(e)          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Seller.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(g)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Seller.  The Seller may assign any or all of its rights under this Agreement to any Person to whom the Seller assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Seller.

(h)          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j)           Execution.  This Agreement may be executed in two or more counterparts, which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other document image format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or other document image format data file signature page were an original thereof.

(k)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Seller exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Seller may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of the Gemini Note or exercise of a Warrant, the Seller shall be required to return any shares of Common Stock delivered in connection with any such rescinded conversion or exercise notice.

(m)         Replacement of Securities/Underlying Shares.  If any certificate or instrument evidencing any Securities or Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt by the Company of a lost certificate or instrument affidavit and indemnification agreement in form and substance reasonably acceptable to the Company.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities or Underlying Shares.

(n)          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parties will be entitled to specific performance under the Transaction Documents.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.  To the extent any notice and opportunity to cure is provided under the terms of the Transaction Documents in connection with any breach or default thereunder by the Company, the Seller agrees not to exercise any remedies until the expiration or termination of such notice and cure period.

(o)         Payment Set Aside. To the extent that the Company makes a payment or payments to the Seller pursuant to any Transaction Document or the Seller enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)          Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Seller in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Seller with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Seller to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Seller’s election.

(q)          Construction. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(r)           Bulk Transfer Laws.  The Company acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

(s)          Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any Party against any other Party, the Parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name: Kevin Adams
Title: Chief Executive Officer

SELLER:

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Steven Winters
Name: Steven Winters
Title: Managing Member

For purposes of Section 5(l):

GBL:

GREEN BALLAST LLC

By:	/s/ Kevin Adams
Name: Kevin Adams
Title: Chief Executive Officer

EXHIBIT A

(1)          All right, title and interest of Axis Technologies Group, Inc. and Axis Technologies, Inc. (collectively, the “Debtors”) in, to and under any and all of the following (the “Collateral”), whether now existing, owned or used by Debtors or hereafter existing, created, owned, acquired or used by Debtors, wherever located, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including without limitation all proceeds from the sale of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(a)          All goods, including without limitation (i) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtors’ businesses and all improvements thereto;

(b)          All contract rights and other general intangibles, including without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined below), , licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Debtors), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds, but excluding the Pledged Securities;

(d)          All documents, letter-of-credit rights, instruments and chattel paper;

(e)          All commercial tort claims;

(f)          All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(g)          All investment property;

(h)          All supporting obligations;

(i)           All files, records, books of account, business papers, and computer programs, including without limitation and all files, records, books, ledger cards, correspondence, computer programs, tapes, disks, digital storage media and related data processing software that at any time evidence or contain information relating to any of the foregoing Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(j)           The products, profits and proceeds of all of the foregoing Collateral, and all payments under insurance (whether or not the Secured Party is the loss payee thereof) or under any indemnity, warranty or guaranty, payable by reason or loss or damage to, or otherwise with respect to, any of the foregoing.

Notwithstanding anything contained herein, the Collateral shall exclude the Pledged Securities.

(2)          All of Axis Technologies, Inc.’s (“Grantor”) right, title and interest in, to and under all of Grantor’s Intellectual Property (as defined below), including without limitation the following, whether presently existing or hereafter created or acquired:

(a)          All of Grantor’s Patents (as defined below) and Grantor’s rights under all Patent Intellectual Property Licenses (as defined below) to which it is a party, including those patents referred to on Schedule A hereto, including:

(i)           All registrations and applications in respect of the foregoing, including continuations, divisional, provisionals, continuations in part, or reissues of applications and patents issuing thereon; and

(ii)          All products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Intellectual Property License;

(b)             All of Grantor’s Trademarks and Grantor’s rights under all Trademark Intellectual Property Licenses to which it is a party, including those trademarks referred to on Schedule A hereto, including:

(i)           All registrations, applications, and renewals in respect of the foregoing:

(ii)          All goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark licensed under an Intellectual Property License; and

(iii)         All products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (b) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License; and

(c)             All of Grantor’s Copyrights and Grantor’s rights under all Copyright Intellectual Property Licenses to which it is a party, including those referred to on Schedule A hereto, including:

(i)           All registrations, applications, and renewals in respect of the foregoing; and

(ii)          All products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

As used herein, the following terms have the meanings set forth below:

“Copyrights” means copyrights and copyright registrations, including without limitation the copyright registrations and recordings listed on Schedule A hereto, if any, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantor’s rights corresponding thereto throughout the world.

“Intellectual Property Licenses” means rights under or interest in any Patent, Trademark, Copyright or other intellectual property under a license agreement, whether verbal or in writing, regardless of whether Debtor is a licensee or licensor under any such license agreement, including without limitation all the intellectual property licenses listed on Schedule A hereto, if any, and also including without limitation software license agreements with any other party, and also including all of the Debtor’s rights corresponding to Debtor’s Intellectual Property Licenses throughout the world.

“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including without limitation and certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Patents” means patents and patent applications, including without limitation the patents and patent applications listed on Schedule A hereto and all continuations, divisional, provisionals, continuations in part, or reissues of applications related to patents thereon, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner or inventor of its, his or her share thereof, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantor’s rights corresponding thereto throughout the world.

“Pledged Securities” shall mean the capital stock Axis Technologies, Inc., a Delaware corporation

“Trademarks” means trademarks, trade names, trade styles, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including without limitation the registered trademarks listed on Schedule A hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner of its, his or her share thereof, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of the Grantor’s rights corresponding thereto throughout the world.

SCHEDULE A

Intellectual Property (IP)

Patent – Issued
Description	Number
METHOD AND APPARATUS FOR DIMMING CONTROL OF ELECTRONIC BALLASTS	6,969,955

Patent Application – Pending
Description	Number
ENERGY EFFICIENT LIGHTING SYSTEM	61/331,379

Trademark
Description	Number
The Future of Florescent Lighting	3,001,415

EXHIBIT B

Form of Gemini Note

(See Attached)

EXHIBIT C

Form of Warrant

(See Attached)

EXHIBIT D

Form of Security Agreement

(See Attached)

EXHIBIT E

Form of IP Security Agreement

(See Attached)